Exhibit 99.4


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined balance sheet as of January 31, 2004, was prepared by combining our balance sheet at January 31, 2004 with Blue Rhino Corporation's balance sheet at January 31, 2004, giving effect to the Blue Rhino LLC contribution as though it had been completed on January 31, 2004. The unaudited pro forma condensed combined statements of earnings for the periods presented were prepared by combining our statements of earnings for the six months ended January 31, 2004, and the year ended July 31, 2003, with Blue Rhino Corporation's statements of operations for the six months ended January 31, 2004, and the year ended July 31, 2003, respectively, giving effect to the Blue Rhino LLC contribution as though it had occurred on August 1, 2002. These unaudited pro forma condensed combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the integration of Blue Rhino LLC with our operations.

     The following unaudited pro forma condensed combined financial statements give effect to the Blue Rhino LLC contribution under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. These unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations or financial position would actually have been if the Blue Rhino LLC contribution had in fact occurred on such dates, nor do they purport to project our results of operations or financial position for any future period or as of any date. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the Blue Rhino LLC contribution, over the fair value of the net assets acquired is classified as goodwill in the accompanying unaudited pro forma condensed combined balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments. We intend to continue our analysis of the net assets of Blue Rhino LLC to determine the final allocation of the total purchase price to the various assets acquired and the liabilities assumed.

     Our consolidated historical financial statements for the year ended July 31, 2003, are derived from our audited consolidated financial statements contained in our Form 10-K as filed with the SEC on October 21, 2003. Our unaudited condensed consolidated historical financial statements for the six months ended January 31, 2004, are derived from the unaudited condensed consolidated financial statements contained in our Form 10-Q as filed with the SEC on March 10, 2004. The historical financial statements of Blue Rhino Corporation for the year ended July 31, 2003, are derived from audited consolidated financial statements contained in Blue Rhino Corporation's Form 10-K as filed with the SEC on October 21, 2003. The unaudited condensed historical financial statements of Blue Rhino Corporation for the six months ended January 31, 2004, are derived from the unaudited condensed financial statements contained in Blue Rhino Corporation's 10-Q as filed with the SEC on March 11, 2004.

     You should read the financial information in this section together with our historical consolidated financial statements and accompanying notes contained in our prior SEC filings, and Blue Rhino Corporation's historical consolidated financial statements and accompanying notes contained in its prior SEC filings or in this current report.

            Unaudited Pro Forma Condensed Combined Balance Sheet (1)
                                January 31, 2004
                                 (in thousands)


                                                      Ferrellgas
                                                       Partners,        Blue Rhino
                                                         L.P.            Corporation        Pro Forma            Pro Forma
ASSETS                                               Historical (2)     Historical (2)     Adjustments   (3)      Combined
------------------------------------------------    ----------------   ---------------    -------------         -----------

Current assets:
  Cash and cash equivalents.....................       $   23,072         $   2,351         $    -               $   25,423
  Accounts and notes receivable, net............          157,581            14,351              -                  171,932
  Inventories...................................           83,976            26,561              -                  110,537
  Prepaid expenses and other current assets.....            8,819             9,362           (2,077)    (4)         16,104
                                                    ----------------   ---------------    -------------         -----------
    Total current assets........................          273,448            52,625           (2,077)               323,996

Property, plant and equipment, net..............          698,457            85,499           (9,229)    (5)        774,727
Goodwill........................................          124,190            61,867           58,484     (6)        244,541
Intangible assets, net..........................          110,067             1,254          175,028     (7)        286,349
Other assets....................................            8,609             1,064            5,605     (8)         15,278
                                                    ----------------   ---------------    -------------         -----------
    Total assets................................       $1,214,771         $ 202,309         $227,811             $1,644,891
                                                    ================   ===============    =============         ===========

Liabilities and Partners' Capital
------------------------------------------------

Current liabilities:
  Accounts payable..............................       $  116,813         $  17,689         $    -               $  134,502
  Other current liabilities.....................           71,185            11,995           (5,250)     (9)        77,930
  Short-term borrowings.........................           42,700               -            (16,136)    (10)        26,564
                                                    ----------------   ---------------    -------------         -----------
    Total current liabilities...................          230,698            29,684          (21,386)               238,996

Long-term debt..................................          900,396            33,357          185,691     (11)     1,119,444
Other liabilities and deferred credits..........           19,728             5,042           (3,032)    (12)        21,738
Contingencies and commitments...................              -                 -                -                      -
Minority interest...............................            2,853                              2,027     (13)         4,880

Stockholders' equity
  Common stock..................................                                 18              (18)    (14)           -
  Capital in excess of par......................                            133,062         (133,062)    (14)           -
  Retained earnings.............................                                538             (538)    (14)           -
  Accumulated other comprehensive income (loss)                                 608             (608)    (14)           -
                                                                       ---------------    -------------
    Total stockholders' equity..................                            134,226         (134,226)                   -
                                                                       ---------------
    Total liabilities and stockholders' equity..                          $ 202,309
                                                                       ===============

Partners' capital:
  Senior unitholder ............................           79,766                                                    79,766
  Common unitholders............................           41,879                            196,749     (15)       238,628
  General partner unitholder....................          (58,736)                             1,988     (16)       (56,748)
  Accumulated other comprehensive loss..........           (1,813)                               -                   (1,813)
                                                    ----------------                      -------------         -----------
    Total partners' capital.....................           61,096                            198,737                259,833
                                                    ----------------                      -------------         -----------
    Total liabilities and partners' capital.....       $1,214,771                           $227,811             $1,644,891
                                                    ================                      =============         ===========

                  See Accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

        Unaudited Pro Forma Condensed Combined Statement Of Earnings (1)
                        Six Months Ended January 31, 2004
                                 (in thousands)

                                                      Ferrellgas
                                                       Partners,        Blue Rhino
                                                         L.P.            Corporation        Pro Forma            Pro Forma
                                                     Historical (2)     Historical (2)     Adjustments   (3)      Combined
                                                    ----------------   ---------------    -------------         -----------
Revenues............................................   $737,195          $ 108,512          $    -                $845,707

Cost of product sold (exclusive of
  depreciation, shown with amortization below)......    446,148             84,507            (3,200)    (17)      527,455
                                                    ----------------   ---------------    -------------         -----------

Gross profit........................................    291,047             24,005             3,200               318,252

Operating expense...................................    152,283                -                 -                 152,283
Depreciation and amortization expense...............     23,860              5,132            10,854     (17)       39,846
                                                                                                         (18)
General and administrative expense..................     15,873             14,846               -                  30,719
Equipment lease expense.............................      9,243                -                 -                   9,243
Employee stock ownership plan compensation charge...      3,948                -                 -                   3,948
Loss on disposal of assets and other................      3,552                145               -                   3,697
                                                    ----------------   ---------------    -------------         -----------

Operating income....................................     82,288              3,882            (7,654)               78,516

Interest expense....................................    (34,085)            (1,261)           (6,705)    (19)      (42,051)
Interest income.....................................        801                 13               -                     814
                                                    ----------------   ---------------    -------------         -----------

Earnings before minority interest and income
  taxes.............................................     49,004              2,634           (14,359)               37,279

Minority interest...................................        595                -                (127)    (20)          468
Income taxes........................................        -                1,028            (1,759)    (21)         (731)
                                                    ----------------   ---------------    -------------         -----------
Earnings from continuing operations.................   $ 48,409          $   1,606          $(12,473)             $ 37,542
                                                    ================   ===============    =============         ===========

                  See Accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

        Unaudited Pro Forma Condensed Combined Statement Of Earnings (1)
                         Fiscal Year Ended July 31, 2003
                                 (in thousands)

                                                      Ferrellgas
                                                       Partners,        Blue Rhino
                                                         L.P.            Corporation        Pro Forma            Pro Forma
                                                     Historical (2)     Historical (2)     Adjustments   (3)      Combined
                                                    ----------------   ---------------    -------------         -----------
Revenues...........................................    $1,221,639          $258,222         $    -              $1,479,861

Cost of product sold (exclusive of depreciation,
  shown with amortization below)...................       690,969           196,084          (12,300)    (17)      874,753
                                                    ----------------   ---------------    -------------         -----------

Gross profit.......................................       530,670            62,138           12,300               605,108

Operating expense..................................       297,970               -                -                 297,970
Depreciation and amortization expense..............        40,779             9,261           19,607     (17)       69,647
                                                                                                         (22)
General and administrative expense.................        28,024            28,404              -                  56,428
Equipment lease expense............................        20,640               -                -                  20,640
Employee stock ownership plan compensation charge..         6,778               -                -                   6,778
Loss on disposal of assets and other...............         6,679            (2,372)             -                   4,307
                                                    ----------------   ---------------    -------------         -----------

Operating income...................................       129,800            26,845           (7,307)              149,338

Interest expense...................................       (63,665)           (7,784)          (7,961)    (23)      (79,410)
Interest income....................................         1,291               141              -                   1,432
Loss on investee...................................           -                (455)             -                    (455)
Early extinguishment of debt expense...............        (7,052)              -                -                  (7,052)
                                                    ----------------   ---------------    -------------         -----------

Earnings before minority interest and
  income taxes.....................................        60,374            18,747          (15,268)               63,853

Minority interest..................................           871               -               (132)    (20)          739
Income taxes.......................................           -               2,217           (2,152)    (21)           65
                                                    ----------------   ---------------    -------------         -----------
Earnings from continuing operations................    $   59,503          $ 16,530         $(12,984)              $63,049
                                                    ================   ===============    =============         ===========


                  See Accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Presentation: The Blue Rhino LLC contribution was completed on April 21, 2004. These unaudited pro forma condensed combined financial statements do not give effect to any restructuring costs, potential cost savings or other operating efficiencies that are expected to result from the Blue Rhino LLC contribution (see also footnote 24). The unaudited pro forma financial data is not necessarily indicative of the operating results or financial position that would have occurred had the Blue Rhino LLC contribution been completed at the dates indicated, nor is it necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the development of these unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information.

2. The columns represent our unaudited condensed historical financial position and results of operations, as well as those of Blue Rhino Corporation. Our unaudited condensed balance sheet data reported on the unaudited pro forma condensed combined balance sheet was derived from the information included in our Form 10-Q as filed with the SEC on March 10, 2004. The Blue Rhino Corporation unaudited condensed balance sheet data reported on the unaudited pro forma condensed combined balance sheet was derived from the information included in Blue Rhino Corporation's Form 10-Q as filed with the SEC on March 11, 2004. Our unaudited condensed income statement data reported on the unaudited pro forma condensed combined statement of earnings for the six months ended January 31, 2004, and the year ended July 31, 2003, was derived from the information included in our Form 10-Q as filed with the SEC on March 10, 2004, and our Form 10-K as filed with the SEC on October 21, 2003, respectively. The Blue Rhino Corporation unaudited condensed income statement data reported on the unaudited pro forma condensed combined statement of earnings for the six months ended January 31, 2004, and the year ended July 31, 2003, was derived from the information included in Blue Rhino Corporation's Form 10-Q as filed with the SEC on March 11, 2004, and in Blue Rhino Corporation's Form 10-K as filed with the SEC on October 21, 2003, respectively.

3. We have assumed for purposes of the unaudited pro forma condensed combined balance sheet that the following transactions occurred on January 31, 2004, and for purposes of the unaudited pro forma condensed combined statements of earnings, that the following transactions occurred on August 1, 2002:

     a. The Blue Rhino LLC contribution and ancillary transactions.

     On April 20, 2004, FCI Trading Corp., an affiliate of Ferrellgas, Inc., our general partner, acquired all of the outstanding common stock of Blue Rhino Corporation in an all-cash merger. Pursuant to an Agreement and Plan of Merger dated February 8, 2004, a subsidiary of FCI Trading merged with and into Blue Rhino Corporation whereby the then current stockholders of Blue Rhino Corporation were granted the right to receive a payment from FCI Trading of $17.00 in cash for each share of Blue Rhino Corporation common stock outstanding on April 20, 2004. FCI Trading thereafter became the sole stockholder of Blue Rhino Corporation and immediately after the merger, FCI Trading converted Blue Rhino Corporation into a limited liability company, Blue Rhino LLC.

     Pursuant to a Contribution Agreement dated February 8, 2004, FCI Trading contributed on April 21, 2004 all of the membership interests in Blue Rhino LLC to Ferrellgas, L.P. through a series of transactions and Ferrellgas, L.P. assumed FCI Trading's obligation under the Agreement and Plan Of Merger to pay the $17.00 per share to the former stockholders of Blue Rhino Corporation together with other specific obligations. In consideration of this contribution, Ferrellgas Partners issued 195,686 common units to FCI Trading. Both we and FCI Trading have agreed to indemnify our general partner from any damages incurred by our general partner in connection with the assumption of any of the obligations described above. Also on April 21, 2004, subsequent to the contribution described above, Blue Rhino LLC merged with and into Ferrellgas, L.P.

     In addition to the payment of $17.00 per share to the former stockholders of Blue Rhino Corporation, each vested stock option and warrant that permits its holder to purchase common stock of Blue Rhino Corporation that was outstanding immediately prior to the merger was converted into the right to receive a cash payment from Blue Rhino Corporation equal to the difference between $17.00 per share and the applicable exercise price of the stock option or warrant. Unvested options and warrants not otherwise subject to automatic accelerated vesting upon a change in control vested on a pro rata basis through April 19, 2004, based on their original vesting date. The total payment to the former Blue Rhino Corporation stockholders for all common stock outstanding on April 20, 2004 and for those Blue Rhino Corporation options and warrants then outstanding was approximately
     $343million. A press release regarding the merger and contribution was issued by us on April 20, 2004 and is filed as Exhibit 99.2 to this Current Report and is hereby incorporated by reference into this description.

     The consideration to be paid and preliminary purchase price allocation based upon estimated fair values for the Blue Rhino LLC contribution are as follows (in thousands):

         Pro forma purchase price--
         Assumption of liability for cash settlement
          of the merger consideration................................  $318,443
         Assumption of obligation related to stock
          option and warrant plan of Blue Rhino LLC..................    24,971
         Common units issued to affiliate in exchange
          for the contribution of membership interests
           of Blue Rhino LLC to us...................................     4,685
         Equity interest issued to general partner and
          minority interest in exchange for contribution
          of membership interests of Blue Rhino LLC to us
          and our operating partnership..............................     4,015
         Assumption of liability related to replacement of
          Mr. Prim's employment agreement............................     2,500
         Estimated acquisition-related costs and expenses,
          including fees for consultants, attorneys,
          accountants and other out-of-pocket costs..................     1,700
         Assumption of Blue Rhino LLC debt outstanding
          on bank credit facility....................................    37,900
                                                                       ---------
         Total pro forma purchase price..............................  $394,214
                                                                       =========

         Allocation of purchase price --
         Net working capital.........................................  $ 26,114
         Property, plant and equipment...............................    73,120
         Identifiable intangible assets, including
          customer lists, trademarks, patents, and
          non-compete agreements.....................................   176,282
         Goodwill....................................................   120,351
         Other assets................................................     1,064
         Long-term debt..............................................      (707)
         Other liabilities and deferred credits......................    (2,010)
                                                                       ---------
           Total pro forma allocation of purchase price..............  $394,214
                                                                       =========

          The  foregoing  pro  forma  purchase  price is based  upon the  actual amounts to be paid, fair values of liabilities to be assumed and estimated remaining transaction-related costs. The preliminary purchase price allocation is based on available information and certain assumptions that management considers reasonable. The pro forma allocation of purchase price will be based upon a final determination of the fair market value of the net assets contributed at closing as determined by valuations and other studies that are not yet complete. The final purchase price allocation may differ from the preliminary allocation.

          b. The purchase of common units by Mr. James E. Ferrell, Chairman, President and Chief Executive Officer of our general partner, with an aggregate value of approximately $1.8 million.

          c. Mr. Billy D. Prim, the Chairman and Chief Executive Officer of Blue Rhino Corporation, entered into an employment agreement dated February 8, 2004, with Ferrell Companies, Inc. and our general partner that will become effective upon the closing of the merger of a subsidiary of FCI Trading with and into Blue Rhino Corporation in accordance with the terms of the Agreement and Plan of Merger and that will supercede and replace Mr. Prim's current employment agreement with Blue Rhino Corporation. The replacement of Mr. Prim's current employment agreement will cost $2.5 million. Mr. Prim has entered into a real property contribution agreement with us dated February 8, 2004, pursuant to which he will contribute to us real property in Yadkin County, North Carolina currently leased to Blue Rhino Corporation in exchange for common units with an aggregate value of $3.15 million.

          d. Each of Mr. Prim and two additional Blue Rhino Corporation stockholders entered into unit purchase agreements with us dated February 8, 2004, pursuant to which they have agreed to purchase common units with an aggregate value of $31 million.

          e. Contribution of a portion of the membership interests in Blue Rhino LLC valued at approximately $4.0 million by our general partner to us and our operating partnership - At closing, our general partner will contribute its membership interests in Blue Rhino LLC to maintain its required 1% general partnership interest in us and its required 1.0101% general partnership interest in our operating partnership.

          f. Issuance of $4.7 million of our common units to FCI Trading Corp. for the contribution to us of its membership interests in Blue Rhino LLC.

4. The pro forma adjustment to prepaid expenses and other current assets reflect the elimination of the deferred income tax asset on Blue Rhino LLC assets contributed to our operating partnership. The remaining deferred income tax asset is related to Blue Rhino LLC assets contributed to a taxable subsidiary of our operating partnership.

5.   The pro forma adjustment to property, plant and equipment (in thousands):

         Allocation of purchase price to property,
          plant and equipment.......................................    $73,120
         Purchase of land from Mr. Prim.............................      3,150
         Elimination of historical cost of property,
          plant and equipment of Blue Rhino LLC.....................    (85,499)
                                                                       ---------
              Pro forma adjustment..................................   $ (9,229)
                                                                       =========

6.   The pro forma adjustment to goodwill (in thousands):

         Goodwill associated with Blue Rhino LLC
          contribution.............................................    $120,351
         Elimination of historical cost of goodwill
          of Blue Rhino LLC........................................     (61,867)
                                                                       ---------
              Pro forma adjustment.................................    $ 58,484
                                                                       =========

7.   The pro forma adjustment to intangible assets, net (in thousands):

         Intangible asset - trademarks associated with
          Blue Rhino LLC contribution.............................     $ 83,800
         Intangible asset - customer list associated with
          Blue Rhino LLC contribution ............................       75,644
         Intangible asset - patents associated with
          Blue Rhino LLC contribution.............................        7,377
         Intangible asset - noncompete agreements
          associated with Blue Rhino LLC contribution.............        3,707
         Intangible asset - other intangible assets
          associated with Blue Rhino LLC contribution.............        5,754
         Elimination of historical cost of intangibles
           of Blue Rhino LLC......................................       (1,254)
                                                                       ---------
              Pro forma adjustment................................     $175,028
                                                                       =========

8.   The pro forma  adjustment to other assets  reflects the debt issuance costs
     incurred   related  to  the  issuance  by  subsidiaries  of  our  operating partnership of $250 million senior notes (described in footnote 11).

9. The pro forma adjustment to other current liabilities reflects the repayment of some of Blue Rhino LLC's other current liabilities with proceeds remaining from the issuance of common units.

10. The pro forma adjustment to short-term borrowings reflects the reduction in borrowings with the proceeds remaining from our issuance of common units.

11.  The pro forma adjustment to long-term debt (in thousands):

         Issuance by subsidiaries of our operating partnership
          of the $250 million senior notes net of discount............$ 249,093
         Elimination of Blue Rhino LLC debt with proceeds from
          the issuance of common units ...............................  (32,650)
         Reduction of our operating partnership's credit facility
          borrowings classified as long-term from the issuance
          of common units ............................................  (30,752)
                                                                      ----------
         Pro forma adjustment.........................................$ 185,691
                                                                      ==========

12. The pro forma adjustment to other liabilities and deferred credits reflect the elimination of some of the deferred income tax liability on Blue Rhino LLC assets contributed to our operating partnership. The remaining deferred income tax liability is related to Blue Rhino LLC assets contributed to a taxable subsidiary of our operating partnership.

13. The pro forma adjustments to minority interest reflect the contribution from our general partner of its membership interests in Blue Rhino LLC (described in footnote 3).

14.  The  pro  forma   adjustments   reflect  the   elimination  of  Blue  Rhino
     Corporation's stockholders' equity accounts.

15.  The pro forma adjustments to common units (in thousands):

         Common units issued to public, net of equity issuance fees.....$156,136
         Common units issued in a private placement ....................  35,928
         Common units issued to an affiliate............................   4,685
                                                                        --------
              Pro forma adjustments.....................................$196,749
                                                                        ========

16. The pro forma adjustments to our general partner's capital reflects the contribution from our general partner of its membership interests in Blue Rhino LLC (described in footnote 3).

17. The pro forma adjustment to cost of goods sold reflects the change in accounting policy for the purchase of cylinders and associated valves. Blue Rhino Corporation's accounting policy expensed the cost of upgrading cylinder valves and classified it as cost of goods sold. Blue Rhino Corporation capitalized the cost of purchased cylinders and depreciated cylinders over 25 years. Our accounting policy will result in the capitalization of such valve costs and their depreciation over 2 years. The cost of purchased cylinders will be depreciated over 20 years.

18. The pro forma adjustment to depreciation and amortization expense for the six months ended January 31, 2004 (in thousands):

         Elimination of historical depreciation and
          amortization expense of Blue Rhino LLC.....................  $(5,132)
         Additional depreciation and amortization
          expense reflecting the preliminary allocation
          of purchase price:
            Depreciation of amount allocated to property,
             plant and equipment.....................................    3,482
            Depreciation of amount allocated to cylinders
             and associated valves...................................    6,400
            Amortization of amount allocated to customer list
             (15 year life)..........................................    2,521
            Amortization of amount allocated to patents
             (5 year life)...........................................      738
            Amortization of amount allocated to noncompete
             agreements (6 year life)................................      309
            Amortization of amount allocated to other
             intangible assets (3-6 year life).......................    2,536
                                                                       ---------
               Pro forma adjustment..................................  $10,854
                                                                       =========

19. The pro forma adjustment to interest expense for the six months ended January 31, 2004 (in thousands):

         Elimination of Blue Rhino LLC interest expense............      $1,261
         Elimination of interest related to repayment
          of a portion of our operating partnership's
          credit facility at the existing average
          interest rate of 3.4%....................................         797
         Additional interest expense related to--
            Issuance by subsidiaries of our operating
             partnership of $250 million senior notes net
             of discount...........................................      (8,483)
            Amortization of debt issuance costs related
             to the $250 million senior notes......................        (280)
                                                                        --------
               Pro forma adjustment................................     $(6,705)
                                                                        ========

     The elimination of interest expense related to our operating partnership's credit facility was determined based on

     o repayment of $46.9 million of existing indebtedness with proceeds from our issuance of common units and

     o    an average interest rate of 3.4%.

20.  The pro forma  adjustment  to the  minority  interest  in the  consolidated
     results   reflects  our  general   partner's   interest  in  our  operating
     partnership.

21. The pro forma adjustment to the provision for income taxes reflects that we and several of our subsidiaries are not subject to income tax and the contribution of certain assets of Blue Rhino LLC into a taxable subsidiary of our operating partnership.

22. The pro forma adjustment to depreciation and amortization expense for the fiscal year ended July 31, 2003 (in thousands):

         Elimination of historical depreciation and
          amortization expense of Blue Rhino LLC...................    $(9,261)
         Additional depreciation and amortization
          expense reflecting the preliminary allocation
          of purchase price:
            Depreciation of amount allocated to property,
             plant and equipment...................................      6,959
            Depreciation of amount allocated to cylinders
             and associated valves.................................      9,700
            Amortization of amount allocated to customer
             list (15 year life)...................................      5,043
            Amortization of amount allocated to patents
             (5 year life).........................................      1,475
            Amortization of amount allocated to noncompete
             agreements (6 year life)..............................        618
            Amortization of amount allocated to other
             intangible assets (3-6 year life).....................      5,073
                                                                       ---------
               Pro forma adjustment................................    $19,607
                                                                       =========

23. The pro forma adjustment to interest expense for the fiscal year ended July 31, 2003 (in thousands):

         Elimination of Blue Rhino LLC interest expense.............    $ 7,784
         Elimination of interest related to repayment
          of a portion of our operating partnership's
          credit facility at the existing average
          interest rate of 3.8%.....................................      1,782
         Additional interest expense related to--
            Issuance by subsidiaries of our operating
             partnership of $250 million senior notes net
             of discount............................................    (16,966)
            Amortization of debt issuance costs related to
             the $250 million senior notes..........................       (561)
                                                                        --------
               Pro forma adjustment.................................    $(7,961)
                                                                        ========

     The elimination of interest expense related to our operating partnership's credit facility was determined based on

     o repayment of $46.9 million of existing indebtedness with proceeds from our issuance of common units and

     o    an average interest rate of 3.8%.

24. The following forecast information has not been included in these unaudited pro forma condensed combined financial statements but is presented as follows to provide additional information about the Blue Rhino LLC contribution.

     We believe that:

     o Blue Rhino LLC's counter-seasonal business activities and anticipated future growth will provide us with the ability to better utilize our seasonal resources;

     o our over 600 retail locations will provide Blue Rhino LLC with a network that complements its existing distributor network;

     o we will achieve cost savings from the elimination of duplicative general and administrative expenses, specifically insurance costs and expenses related to Blue Rhino LLC's former status as a publicly-held company; and

     o Blue Rhino LLC will achieve savings by our provision of propane procurement, storage and transportation logistics.

We believe that these cost saving opportunities can eliminate approximately $3 million of annual operating expense and $4 million of general and administrative expense from the operations of Blue Rhino LLC based on the fiscal year used in the unaudited pro forma condensed combined statement of earnings.